Exhibit 10.1

LUXURBAN HOTELS INC.

2125 Biscayne Boulevard
Suite 253
Miami, Florida 33137

February 13, 2023

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey  07458

Greenle Partners LLC Series Beta P.S.

156 W Saddle River Road

Saddle River, New Jersey  07458

Gentlemen:

Reference is made to (i) the Securities Purchase Agreement dated as of May 27, 2022 (the “May Agreement”) between LuxUrban Hotels Inc. (formerly known as CorpHousing Group, Inc.), a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle Alpha”), (ii) the Securities Purchase Agreement dated as of June 30, 2022 and amended by the letter agreement dated July 15, 2022 and Addendum to Securities Purchase Agreement dated as of August 15, 2022 (as amended, the “June Agreement”) between the Company and Greenle Alpha, (iii) the Securities Purchase Agreement dated as of September 30, 2022 and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”) between the Company and Greenle Alpha, and (iv) the Loan Agreement dated as of November 23, 2022 (the “Loan Agreement”) among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”). Pursuant to the Purchase Agreements and the Loan Agreement, Greenle has acquired a 100% Credit Percentage in the Revenue Share with respect to the premises and properties set forth on Annex A hereto (the “Subject Properties”). Terms used but not defined herein have the respective meanings set forth in the Purchase Agreements.

The per-share last sale price of the Company’s common stock as reported on Nasdaq for February 10, 2023 (the last trading day prior to the execution of this Agreement) was $1.85 (“Last Sale Market Price”), and the average per-share last sale price during the ten consecutive trading day period through and including February 10, 2023 was $1.71 (“Ten Trading Day Average Last Sale Market Price”).

Greenle Partners LLC Series Alpha P.S.

Greenle Partners LLC Series Beta P.S.

February 13, 2023

This letter will confirm our understanding and agreement that, in consideration of the respective agreements of the Company, Greenle Alpha and Greenle Beta set forth herein, the sufficiency of which is hereby acknowledged by such parties, the Company, Greenle Alpha and Greenle Beta acknowledge and agree to the provisions set forth below and will consummate the following transactions:

(i) Payment of Revenue Share on Subject Properties. In lieu of the aggregate cash payments to be made by the Company to Greenle Alpha and Greenle Beta with respect to the Revenue Shares for the Subject Properties for the fiscal quarters ended December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023 (the “Total Revenue Share”), the Company shall:

(a) with respect to $5,000,000 of the Total Revenue Share, issue to Greenle an aggregate of 2,457,002 shares of Common Stock (the “Applicable Shares”), representing a per-share price equal to 110% of the Last Sale Market Price, and 119% of the Ten Trading Day Average Last Sale Market Price. The Applicable Shares shall be issued on the dates and in the amounts as follows and the commitment to issue such shares is unconditional and irrevocable in consideration of the forgiveness by Greenle of the $5,000,000 Total Revenue Share obligation; provided, however, that any of such issuance dates can be accelerated upon the written consent of the Company and Greenle:

Date	Greenle Entity	No. of Shares
April 1, 2023	Greenle Alpha	578,072
April 1, 2023	Greenle Beta	36,180
July 1, 2023	Greenle Alpha	578,071
July 1, 2023	Greenle Beta	36,179
October 1, 2023	Greenle Alpha	578,071
October 1, 2023	Greenle Beta	36,179
January 1, 2024	Greenle Alpha	578,071
January 1, 2024	Greenle Beta	36,179

(b) with respect to $1,000,000 of the Total Revenue Share, (x) pay to Greenle Alpha by wire transfer of immediately available funds on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 an amount equal to $235,275 and (y) pay to Greenle Beta by wire transfer of immediately available funds on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 an amount equal to $14,725.

(c) with respect to the remaining Total Revenue Share, pay to Greenle by wire transfer of immediately available funds on January 15, 2024, an amount equal to the difference between the Total Revenue Share and $6,000,000, of which 94.11% shall be paid to Greenle Alpha and 5.89% shall be paid to Greenle Beta.

(ii) Delivery of Revenue Share Certificates. Nothing in this letter agreement shall alter or amend the obligation of the Company to deliver to Greenle a Revenue Share Certificate for each Subject Property for each calendar quarter at the times and in the manner as required by the Purchase Agreements and the Loan Agreement. In addition to such deliveries, in connection with the payments on January 15, 2024 required by Paragraph (i)(c) above, the Company shall deliver to Greenle for each Subject Property a Revenue Share Certificate for the fiscal quarter ended December 31, 2023, together with the Company’s calculation of the amount payable by the Company pursuant to Paragraph (i)(c) above.

(iii) Registration of Applicable Shares. Greenle acknowledges that the Applicable Shares will initially be issued without registration under the Securities Act and will have a restrictive legend as contemplated for the shares of Common Stock issued or to be issued upon conversion or exercise of the securities of the Company issued pursuant to the Purchase Agreements. The Company agrees to register the resale by Greenle of the Applicable Shares under the Securities Act within 120 days of the date of this letter agreement.

Greenle Partners LLC Series Alpha P.S.

Greenle Partners LLC Series Beta P.S.

February 13, 2023

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to us a copy of this letter.

Very truly yours,

LuxUrban Hotels Inc.

By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer

ACKNOWLEDGED and AGREED:

Greenle Partners LLC Series Alpha P.S.

By:	/s/ Alan Uryniak
Name: Alan Uryniak Title: Manager

Greenle Partners LLC Series Beta P.S.

By:	/s/ Alan Uryniak
Name: Alan Uryniak Title: Manager